[LETTERHEAD OF KEVIN P. MARTIN & ASSOCIATES, P.C.]




              CONSENT TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the inclusion in this Registration Statement on Form S-11 of our report dated February 8, 1998 on the audit of the balance sheet of C & M Associates d/b/a Boston Capital Associates as of December 31, 1997. We also consent to our firm under the caption of "Experts".


                                          /s/ Kevin P. Martin & Associates, P.C.

                                          KEVIN P. MARTIN & ASSOCIATES, P.C.



November 25, 1998
Braintree, MA 02184